Exhibit 99(j)(7)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

   Ohio National Fund, Inc.:

We consent to the use of our report for the Equity Portfolio, Bond Portfolio, Omni Portfolio, International Portfolio, International Small-Mid Company Portfolio, Capital Appreciation Portfolio, Aggressive Growth Portfolio, Small Cap Growth Portfolio, Mid Cap Opportunity Portfolio, ClearBridge Small Cap Portfolio, S&P 500 Index Portfolio, High Income Bond Portfolio, Strategic Value Portfolio, Capital Growth Portfolio, Nasdaq-100 Index Portfolio, Bristol Portfolio, Bryton Growth Portfolio, Balanced Portfolio, Target VIP Portfolio, Bristol Growth Portfolio and Risk Managed Balanced Portfolio (each a Portfolio and collectively, the Portfolios of the Ohio National Fund, Inc.) dated February 19, 2016, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

April 29, 2016